EXHIBIT 10.1

 THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT
THIS THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this "Amendment") is entered into as of March 26, 2018 by and among Strata Skin Sciences, Inc. (formerly Mela Sciences, Inc.), a Delaware corporation (the "Borrower"), MidCap Financial Trust, a Delaware statutory trust, as agent ("Agent") and the lenders signatory hereto (the "Lenders").
RECITALS
A. Borrower, Agent and the Lenders are parties to that certain Credit and Security Agreement, dated as of December 30, 2015 (as amended by that certain First Amendment to Credit and Security Agreement, dated as of August 9, 2016, that certain Second Amendment to Credit and Security Agreement, dated as of November 10, 2017, and as further amended hereby and as may be further amended, restated, supplemented, revised, restated, replaced or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to Borrower;
B. Borrower has requested that the Agent and Lenders amend certain provisions of the Credit Agreement and waive certain Events of Default, and subject to the terms and conditions hereof, the Agent and the Lenders executing this Amendment are willing to do so.
NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:
A. AMENDMENTS
Subject to the satisfaction of the conditions precedent set forth in Section B below, the parties hereto agree that the Credit Agreement is amended as follows:
1. Section 7.13 of the Credit Agreement is hereby replaced in its entirety with the following:
"(a) For the period beginning on the Closing Date and ending on January 31, 2018, permit consolidated gross revenue of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP for the twelve month period ending on the last day of the most recently completed calendar month to be less than the minimum amount set forth on (a) of the Financial Covenant Schedule for such period.
(b) For the period beginning after January 31, 2018 and continuing thereafter, permit consolidated net revenue of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP for the twelve month period ending on the last day of the most recently completed calendar month to be less than the minimum amount set forth on (b) of the Financial Covenant Schedule for such period."
2.	The Financial Covenant Schedule is hereby replaced in its entirety with the Financial Covenant Schedule attached to this Amendment as Exhibit A.
B.  CONDITIONS TO EFFECTIVENESS
Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and Borrower shall have no rights under this Amendment, until Agent shall have received:

1.	reimbursement or payment of its costs and expenses incurred in connection with this Amendment (including reasonable fees, charges and disbursements of counsel to Agent and the Lenders); and
2.	duly executed signature pages to this Amendment from the Lenders, the Borrower and Agent.
C.  REPRESENTATIONS
To induce the Lenders and Agent to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders and Agent that:
1. The execution, delivery and performance by such Credit Party of this Amendment do not (i) conflict with any of such Credit Party's organizational documents; (ii) contravene, conflict with, constitute a default under or violate any Law; (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Credit Party or any of its property or assets may be bound or affected; (iv) require any action by, filing, registration, or qualification with, or Required Permit from, any Governmental Authority (except such Required Permits which have already been obtained and are in full force and effect); or (v) constitute a default under or conflict with any Material Agreement.
2. This Amendment has been duly authorized, executed and delivered by each Credit Party and constitutes a legal, valid and binding agreement enforceable in accordance with its terms.  The execution, delivery and performance by each Credit Party of this Amendment is within such Credit Party's powers.
3. After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Financing Documents are true and correct in all material respects (but in all respects if such representation or warranty is qualified by "material" or "Material Adverse Effect"), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (but in all respects if such representation or warranty is qualified by "material" or "Material Adverse Effect") on and as of such earlier date, and no Default or Event of Default has occurred and is continuing as of the date hereof.

D.  OTHER AGREEMENTS
1. Waiver of Existing Default.  The Borrower and its Subsidiaries acknowledge and agree that as of this date, an Event of Default has occurred as a result of the Borrower and its Subsidiaries failure to comply with Section 7.13 of the Credit Agreement for the calendar month ending February 28, 2018 (the "Existing Default"). Upon the effectiveness of this Amendment, Agent and Lenders waive the Existing Default. Such waiver shall in no way constitute a waiver of any other Event of Default which may have occurred, but is not specifically referenced as an "Event of Default," nor shall it obligate Agent or Lenders to provide any further waiver of any other Event of Default.
2. Continuing Effectiveness of Financing Documents. As amended hereby, all terms of the Credit Agreement and the other Financing Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Credit Parties party thereto. To the extent any terms and conditions in any of the other Financing Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.  This Amendment shall constitute a Financing Document for all purposes of the Credit Agreement.
3. Reaffirmation. Each of the Credit Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Credit Party grants liens or security interests in its property
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or otherwise acts as accommodation party or guarantor, as the case may be, hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Financing Documents to which it is a party (after giving effect hereto). Each Credit Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to Agent and the Lenders under the Credit Agreement and the other Financing Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Financing Documents.
4. No Waiver or Novation. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement and the other Financing Documents or an accord and satisfaction in regard thereto.
5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Maryland and all applicable federal laws of the United States of America.
6. Costs and Expenses.  Borrower agrees to pay on demand all reasonable costs and expenses of Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for Agent and the Lenders with respect thereto.
7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one agreement. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
8. Binding Nature. This Amendment binds and is for the benefit of the successors and permitted assigns of each party hereto. No third party beneficiaries are intended in connection with this Amendment.
9. Integration. This Amendment and the Financing Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Financing Documents merge into this Amendment and the Financing Documents.
10. Release. Each Credit Party hereby releases, acquits, and forever discharges Agent and each of the Lenders, and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of Agent and the Lenders, from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including reasonable attorneys' fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which such Credit Party may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of Agent or the Lenders existing or occurring prior to the date of this Amendment or any instrument executed prior to the date of this Amendment including, without limitation, any claims, liabilities or obligations arising with respect to the Credit Agreement or the other of the Financing Documents, other than claims, liabilities or obligations caused by Agent's or any Lender's own gross negligence or willful misconduct. The provisions of this paragraph shall be binding upon each Credit Party and shall inure to the benefit of Agent, the Lenders, and their respective heirs, executors, administrators, successors and assigns.

[Signature pages follow]
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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWER;

STRATA SKIN SCIENCES, INC.

By:	/s/ Frank J. McCaney	(SEAL)
Name	Frank J. McCaney
Title:	CEO & President

Signature Page to Third Amendment to Credit and Security Agreement (Strata Skin Sciences, Inc.)

AGENT:

MIDCAP FINANCIAL TRUST

By:	Apollo Capital Management, L.P.,	(SEAL)
its investment manager

By:	Apollo Capital Management GP, LLC,.,	(SEAL)
its general partner

By:	/s/ Maurice Amsellem	(SEAL)
Name:	Maurice Amsellem
Title:	Authorized Signatory

Signature Page to Third Amendment to Credit and Security Agreement (Strata Skin Sciences, Inc.)

LENDERS:

ELM 2016-1 TRUST

By: MidCap Financial Services Capital Management, LLC,
As Servicer

By:	/s/ John O'Dea	(SEAL)
Name	John O'Dea
Title:	Authorized Signatory

Signature Page to Third Amendment to Credit and Security Agreement (Strata Skin Sciences, Inc.)

FLEXPOINT MCLS SPV LLC

By:	/s/ Daniel Edelman	(SEAL)
Name	Daniel Edelman
Title:	Vice President

Signature Page to Third Amendment to Credit and Security Agreement (Strata Skin Sciences, Inc.)

EXHIBIT A
FINANCIAL COVENANT SCHEDULE
(a)
Borrower shall not Permit consolidated gross revenue of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP for the twelve month period ending on the last day of each calendar month set forth below to be less than the minimum amount set forth below for such period.

Minimum Gross Revenue -Covenant Level

TTM Period Ending (to be reported to Agent within 30 days after such date)	Number of Months in Testing Period	Minimum Gross Revenue for Such Period
31-Jul-16	7	15,031,000
31-Aug-16	8	17,331,000
30-Sep-16	9	20,781,000
31-Oct-16	10	22,926,000
30-Nov-16	11	25,499,000
31-Dec-16	12	29,359,000
31-Jan-17	12	29,595,000
28-Feb-17	12	29,878,000
31-Mar-17	12	30,302,000
30-Apr-17	12	30,458,000
31-May-17	12	30,645,000
30-Jun-17	12	30,925,000
31-Jul-17	12	31,258,000
31-Aug-17	12	31,592,000
30-Sep-17	12	31,925,000
31-Oct-17	12	31,500,000
30-Nov-17	12	31,750,000
31-Dec-17	12	32,000,000
31-Jan-18	12	32,250,000

(b)
Borrower shall not Permit consolidated net revenue of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP for the twelve month period ending on the last day of each calendar month set forth below to be less than the minimum amount set forth below for such period.

Minimum Net Revenue -Covenant Level

TTM Period Ending (to be reported to Agent within 30 days after such date)	Number of Months in Testing Period	Minimum Net Revenue for Such Period
28-Feb-18	12	32,500,000
31-Mar-18	12	25,000,000
30-Apr-18	12	25,000,000
31-May-18	12	33,500,000
30-Jun-18	12	34,000,000
31-Jul-18	12	34,500,000

31-Aug-18	12	35,000,000
30-Sep-18	12	35,500,000
31-Oct-18	12	36,000,000
30-Nov-18	12	36,500,000
31-December-18 and the last day of each month occurring thereafter	12	36,785,000

Signature Page to Third Amendment to Credit and Security Agreement (Strata Skin Sciences, Inc.)